Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Reports September 2018
Operational Performance

CHICAGO, October 9, 2018 - United Airlines (UAL) today reported September 2018 operational results.
UAL’s September 2018 consolidated traffic (revenue passenger miles) increased 6.7 percent and consolidated capacity (available seat miles) increased 6.1 percent versus September 2017. UAL’s September 2018 consolidated load factor increased 0.5 points compared to September 2017.

September Highlights

•
Introduced a better boarding process at gates in airports around the world, giving customers more space at the gate, less time waiting in line and improved boarding information to create a less stressful environment.

•	Committed to reducing the company's greenhouse gas emissions by 50 percent by 2050, further strengthening UAL’s ambition to be the world's most environmentally conscious airline.

•	Launched a Crowdrise fundraising campaign to support those affected by Hurricane Florence, Typhoon Mangkhut, flooding in Western Japan, wildfires in California and other disasters.

•
Announced an additional 100 flights and more than 10,000 seats daily to 12 of the country's top ski destinations during the 2018/2019 ski season, as well as the addition of more than 8,500 seats from U.S. hubs and eight other U.S. cities for the 2019 Consumer Electronics Show.

About United
United Airlines and United Express operate approximately 4,700 flights a day to 356 airports across five continents. In 2017, United and United Express operated more than 1.6 million flights carrying more than 148 million customers. United is proud to have the world's most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, Newark/New York, San Francisco and Washington, D.C. United operates 760 mainline aircraft and the airline's United Express carriers operate 546 regional aircraft. The airline is a founding member of Star Alliance, which provides service to 193 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United's parent, United Continental Holdings, Inc., is traded on the Nasdaq under the symbol "UAL".

United Reports September 2018 Operational Performance / Page 2

Preliminary Operational Results

	September			Year-to-Date
	2018	2017	Change	2018	2017	Change
REVENUE PASSENGER MILES (000)
Domestic	10,660,187	9,782,843	9.0%	99,472,078	92,593,228	7.4%
Mainline	8,718,315	8,071,718	8.0%	81,354,821	76,376,689	6.5%
Regional	1,941,872	1,711,125	13.5%	18,117,257	16,216,539	11.7%
International	7,736,096	7,453,318	3.8%	73,714,600	70,518,744	4.5%
Atlantic	3,969,532	3,568,218	11.2%	31,070,975	27,949,603	11.2%
Pacific	2,563,279	2,648,870	(3.2)%	25,766,965	25,684,831	0.3%
Latin	1,203,285	1,236,230	(2.7)%	16,876,660	16,884,310	—%
Mainline	1,136,677	1,180,071	(3.7)%	16,189,485	16,240,588	(0.3)%
Regional	66,608	56,159	18.6%	687,175	643,722	6.8%
Consolidated	18,396,283	17,236,161	6.7%	173,186,678	163,111,972	6.2%

AVAILABLE SEAT MILES (000)
Domestic	13,051,259	11,892,412	9.7%	116,059,368	108,649,748	6.8%
Mainline	10,653,255	9,761,966	9.1%	94,292,078	88,881,959	6.1%
Regional	2,398,004	2,130,446	12.6%	21,767,290	19,767,789	10.1%
International	9,668,341	9,523,059	1.5%	90,300,169	88,708,483	1.8%
Atlantic	4,719,849	4,481,266	5.3%	37,964,764	36,410,211	4.3%
Pacific	3,388,601	3,522,608	(3.8)%	32,233,717	32,092,607	0.4%
Latin	1,559,891	1,519,185	2.7%	20,101,688	20,205,665	(0.5)%
Mainline	1,463,177	1,441,244	1.5%	19,187,347	19,325,264	(0.7)%
Regional	96,714	77,941	24.1%	914,341	880,401	3.9%
Consolidated	22,719,600	21,415,471	6.1%	206,359,537	197,358,231	4.6%

PASSENGER LOAD FACTOR
Domestic	81.7%	82.3%	(0.6) pts	85.7%	85.2%	0.5 pts
Mainline	81.8%	82.7%	(0.9) pts	86.3%	85.9%	0.4 pts
Regional	81.0%	80.3%	0.7 pts	83.2%	82.0%	1.2 pts
International	80.0%	78.3%	1.7 pts	81.6%	79.5%	2.1 pts
Atlantic	84.1%	79.6%	4.5 pts	81.8%	76.8%	5.0 pts
Pacific	75.6%	75.2%	0.4 pts	79.9%	80.0%	(0.1) pts
Latin	77.1%	81.4%	(4.3) pts	84.0%	83.6%	0.4 pts
Mainline	77.7%	81.9%	(4.2) pts	84.4%	84.0%	0.4 pts
Regional	68.9%	72.1%	(3.2) pts	75.2%	73.1%	2.1 pts
Consolidated	81.0%	80.5%	0.5 pts	83.9%	82.6%	1.3 pts

ONBOARD PASSENGERS (000)
Mainline	9,027	8,461	6.7%	85,348	81,091	5.2%
Regional	3,616	3,192	13.3%	33,091	29,563	11.9%
Consolidated	12,643	11,653	8.5%	118,439	110,654	7.0%

CARGO REVENUE TON MILES (000)
Total	277,426	280,871	(1.2)%	2,522,845	2,405,811	4.9%

OPERATIONAL PERFORMANCE
Mainline Departure Performance[1]	72.8%	74.3%	(1.5) pts
Mainline Completion Factor	99.4%	97.3%	2.1 pts

1Based on mainline scheduled flights departing by or before scheduled departure time
Note: See Part II, Item 6, Selected Financial Data, of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for the definitions of these statistics

United Reports September 2018 Operational Performance / Page 3

Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally, including political developments that may impact our operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; competitive pressures on pricing and on demand; demand for transportation in the markets in which we operate; our capacity decisions and the capacity decisions of our competitors; the effects of any hostilities, act of war or terrorist attack; the effects of any technology failures or cybersecurity breaches; the impact of regulatory, investigative and legal proceedings and legal compliance risks; disruptions to our regional network; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; potential reputational or other impact from adverse events in our operations, the operations of our regional carriers or the operations of our code share partners; our ability to attract and retain customers; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; the impact of any management changes; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to any fuel or currency hedging programs; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; an outbreak of a disease that affects travel demand or travel behavior; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); industry consolidation or changes in airline alliances; our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; the costs and availability of aviation and other insurance; weather conditions; our ability to utilize our net operating losses to offset future taxable income; the impact of changes in tax laws; the success of our investments in airlines in other parts of the world; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

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